CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of THERMOGENESIS CORP. for the registration of 4,720,562 shares of its common stock and to the incorporation by reference therein of our report dated August 13, 1999, with respect to the financial statements and schedule of THERMOGENESIS CORP. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                    /s/  ERNST & YOUNG LLP


                                                         Sacramento, California
                                                         January 17, 2000